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                                                                      EXHIBIT 21


                                   CRANE CO.
                             EXHIBIT D TO FORM 10-K
               ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1995


                           SUBSIDIARIES OF REGISTRANT


    The following is a list of active subsidiaries of the registrant and their jurisdictions of incorporation. All of these subsidiaries are wholly-owned, directly or indirectly, and all are included in the consolidated financial statements. The names of several other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary. Subsidiaries of subsidiaries are indicated by indentation.



        Crane Australia Pty., Limited           Australia
        Crane Canada Inc.                       Canada
        Crane Limited                           Great Britain
        Crane Pumps & Systems, Inc.             Delaware
        Dyrotech Industries, Inc.               Delaware
        ELDEC Corporation                       Delaware
        Huttig Sash & Door Company              Delaware
        Kemlite Company, Inc.                   Delaware
         Mark Controls Corporation              Delaware
         Barksdale GmbH                         Germany
         Powers Process Controls Limited        Canada
         Westad Industri A.S.                   Norway
        UniDynamics Corporation                 Delaware
         Crane, GmbH                            Germany
          National Rejectors, Inc. GmbH         Germany
        Ferguson Machine Company, S.A.          Belgium
        Unidynamics/St. Louis, Inc.             Delaware
        Unidynamics/Phoenix, Inc.               Delaware